EX-35.1

CHASE

SERVICER COMPLIANCE STATEMENT

RE:

JP Morgan Mortgage Acquisition Trust (JPMMAC) 2006-NC2: The Pooling and Servicing Agreement by and among U.S. Bank National Asssociation as Trustee, J.P. Morgan Trust Company, N.A. as Custodian, J.P. Morgan Acceptance Corporation I as Depositor, JPMorgan Chase Bank, National Association as Securities Administrator, J.P. Morgan Mortgage Acquisition Corp. as Seller, Pentalpha Surveillance, LLC as Trust Oversight Manager, and JPMorgan Chase Bank NA as Servicer (the "Agreement")

The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the "Servicer") pursuant to the JP Morgan Mortgage Acquisition Trust (JPMMAC) 2006-NC2 (the "Agreement"), does hereby certify that:

(1)

A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and

(2)

To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Date:  02/28/2007

JPMorgan Chase Bank,

National Association,

as Servicer

By:  /s/ David Lowman

Name:David Lowman

Title: Executive Vice President